EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2002 relating to the consolidated financial statements, which appears in The Colonial BancGroup, Inc.’s Annual Report on
Form 10-K for the year ended December 31, 2001.

/s/    PricewaterhouseCoopers LLP

Montgomery, Alabama
August 27, 2002